UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2015

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 9, 2015, the Board of Directors of TSR, Inc. (the “Company”) approved Amended and Restated By-laws of the Company. The only substantive amendments to the Company’s previous By-laws, as amended, were to provide that a stockholder who wishes to bring business before the Company’s Annual Meeting of Stockholders or to make a nomination for election as a director must provide written notice of same to the Company not less than one hundred twenty (120) days prior to the anniversary date of the date on which the Company’s proxy statement in connection with the prior year’s Annual Meeting of Stockholders was released to stockholders. The By-laws previously provided that such notice may be given not less than seventy-five (75) days and not more than one hundred twenty (120) days prior to the anniversary date of the date on which the Company’s Annual Meeting of Stockholders was held in the prior year. The Amended and Restated By-laws were effective immediately upon adoption by the Board of Directors. A copy of the Amended and Restated By-laws is filed herewith as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

3.1	Amended and Restated By-laws of TSR, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Vice President-Finance, Controller and
Secretary

Date: April 10, 2015

3

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated By-laws of TSR, Inc.

4